The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-180619

SUBJECT TO COMPLETION, DATED MAY 10, 2012

PRELIMINARY PROSPECTUS SUPPLEMENT
(To prospectus dated April 26, 2012)

          Shares

Common Stock

We are offering        shares of our common stock, par value $0.00001 per share. Our common stock is listed on the NYSE Amex under the symbol “PBTH”. On May 9, 2012, the last reported sale price of our common stock on the NYSE Amex was $5.63 per share.

As part of this offering, Frost Gamma Investments Trust, an entity affiliated with Dr. Phillip Frost, our Chairman of the Board and principal stockholder, has indicated an interest in purchasing shares of our common stock in this offering at the public offering price. Because this indication of interest is not a binding agreement or commitment to purchase, this entity may elect not to purchase any shares in this offering, or the underwriters may elect not to sell any shares in this offering to this entity. Each of Dr. Jane H. Hsiao, one of our directors, and Steven D. Rubin, one of our directors and a member of the pricing committee of the board authorized to approve certain terms of this offering, including the price per share for shares sold in this offering, is a member of The Frost Group, LLC, an entity affiliated with Dr. Frost, and serves as an officer and/or director of certain entities affiliated with Dr. Frost.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and the documents we incorporate by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	PER SHARE	TOTAL
Public Offering Price	$	$
Underwriting Discounts and Commissions	$	$
Proceeds to PROLOR before expenses	$	$

Delivery of the shares of common stock is expected to be made on or about       , 2012. We have granted the underwriters an option for a period of 30 days to purchase up to an additional       shares of our common stock solely to cover over-allotments. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $         , and the total proceeds to us, before expenses, will be $       .

Sole Book-Running Manager

Jefferies

Co-Managers

Ladenburg Thalmann & Co. Inc.	Oppenheimer & Co.

Prospectus Supplement dated May   , 2012

Prospectus Supplement

Prospectus

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

S-i

About this Prospectus Supplement

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated April 26, 2012, including the documents incorporated by reference therein, provides more general information about the securities we may offer from time to time, some of which may not apply to the offering described in this prospectus supplement. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “PROLOR,” “Prolor,” “we,” “us,” “our” or similar references mean PROLOR Biotech, Inc. and its wholly owned subsidiaries.

This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

S-ii

Summary

This summary highlights selected information contained elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the factors described under the heading “Risk Factors” in this prospectus supplement beginning on page S-6 and the financial and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

The Company

We are a development stage biopharmaceutical company utilizing patented technology to develop longer-acting, proprietary versions of already-approved therapeutic proteins that currently generate billions of dollars in annual global sales. We have obtained certain exclusive worldwide rights from Washington University in St. Louis, Missouri to use a short, naturally-occurring amino acid sequence (peptide) that has the effect of slowing the removal from the body of the therapeutic protein to which it is attached. This Carboxyl Terminal Peptide (CTP) can be readily attached to a wide array of existing therapeutic proteins, stabilizing the therapeutic protein in the bloodstream and extending its life span without additional toxicity or loss of desired biological activity. We are using the CTP technology to develop new, proprietary versions of certain existing therapeutic proteins that have longer life spans than therapeutic proteins without CTP. We believe that our products will have greatly improved therapeutic profiles and distinct market advantages.

We believe our products in development will provide several key advantages over our competitor’s existing products:

■	significant reduction in the number of injections required to achieve the same or superior therapeutic effect from the same dosage;
■	faster commercialization with greater chance of success and lower costs than those typically associated with a new therapeutic protein; and
■	manufacturing using industry-standard biotechnology-based protein production processes.

Merck & Co. has developed the first novel protein containing CTP, named ELONVA®, a long-acting CTP-modified version of the fertility drug follicle stimulating hormone (FSH). On January 28, 2010, Merck received marketing authorization from the European Commission for ELONVA® with unified labeling valid in all European Union Member States.

Our internal product development program is currently focused on extending the life span of the following biopharmaceuticals, in an effort to provide patients with improved therapies that may enhance their quality of life:

■	Human Growth Hormone (hGH)
■	Factor IX
■	Anti-Obesity Peptide Oxyntomodulin
■	Factor VIIa
■	Interferon β and Erythropoietin (EPO)
■	Atherosclerosis and rheumatoid arthritis long-acting therapies

We believe that the CTP technology will be broadly applicable to these as well as other best-selling therapeutic proteins in the market.

Discovery, Development and Clinical Experience with CTP Technology

Our core technology was developed by Washington University in St. Louis, while investigating the female hormone hCG, which facilitates pregnancy by maintaining production of progesterone and stimulating development of the fetus.

hCG has a life span of up to 2 days, meaning that the body is slow to break it down. LH is another female hormone having a chemical composition (amino acid sequence) very close to that of hCG. LH has a very short life span of 20 minutes. Scientists at Washington University discovered that the only difference between hCG and LH is a short amino-acid sequence present in hCG and not in LH which they called “CTP” for Carboxyl-Terminal Peptide. This is shown schematically below. When produced in mammalian cells, this CTP is heavily modified by sugars being added (a process called glycosylation). Through numerous experiments, it was confirmed that CTP was responsible for the longer life span of hCG as compared to LH. Washington University then performed additional experimentation adding CTP to different therapeutic proteins and the results showed that the CTP-modified proteins had dramatically increased life span.

Prolor’s core technology is the use of CTP to slow the removal of therapeutic proteins from the body without increasing toxicity or altering the overall biological activity.

Our scientific founder, Dr. Fuad Fares, was a post-doctoral student at Washington University and worked on these findings and experiments. When Dr. Fares returned to Israel in 2001, he formed Prolor Ltd. to license the CTP technology from Washington University for certain therapeutic indications.

In July 2008, Schering-Plough, now part of Merck, announced successful top-line data from its Phase III ENGAGE trial demonstrating that women receiving a single injection of FSH-CTP (now branded ELONVA®) achieved the same pregnancy rates as women receiving seven consecutive daily injections of FSH, a primary endpoint of the study. This 1,509 patient trial was the largest double-blind fertility trial ever conducted. On January 28, 2010, Merck received marketing authorization from the European Commission for ELONVA® with unified labeling valid in all European Union Member States. We are now the exclusive licensee for the utilization of CTP technology in all therapeutic proteins, peptides and their modified forms, except for human FSH, LH, TSH and hCG.

Our Solution

Our solution to creating proprietary, enhanced longevity protein therapeutics is CTP, a short, naturally-occurring amino acid sequence that has the effect of slowing the removal and/or breakdown of the therapeutic protein to which it is attached. Using standard recombinant DNA techniques, the CTP peptide can be readily attached in one or more copies to a wide array of existing therapeutic proteins. When these proteins are produced in mammalian cells, the CTP portion undergoes a natural process in which special carbohydrate chains are attached (O-linked glycosylation). This additional CTP piece, along with its carbohydrate chains, stabilizes the therapeutic protein in the bloodstream and greatly extends its life span, without additional toxicity or loss of its desired biological activity. This is quite distinct from other methods used to extend protein life span, which require the addition to the therapeutic drug of large proteins or of synthetic, non-protein elements that may result in problems such as loss of desired biological activity or toxicity of the modified protein, as well as increased manufacturing complexity and cost. Moreover, CTP-modified proteins can be manufactured using established and widely used mammalian protein expression systems (cell lines). Therefore, we believe that the technology risks are minimized, while the benefits of the CTP technology can be substantial.

There are two existing biopharmaceuticals that utilize CTP technology. The first product is hCG, of which CTP is naturally a part. Besides being present normally in high amounts during pregnancy, it is also given therapeutically to women or men as a fertility treatment (sold by Merck-Serono, Merck & Co. and Ferring). The second product is ELONVA® (FSH-CTP), which is approved for marketing in Europe as described above. The data from the use of these two products in humans give us confidence that the CTP technology may be able to address the major problems faced by the other attempted approaches to increase protein lifespan. Data from these products reassures us that CTP can be used safely in humans and that it is effective in extending the serum lifetime and activity in humans.

We believe the clinical development program for our drugs will be faster, less expensive and more predictable than those conducted for existing therapeutic proteins. We can base the design of our studies, the inclusion criteria, clinical endpoints and sample sizes, on the knowledge gained from development of the predecessor drugs, with the assurance that these have been accepted by regulatory authorities in the past. In addition there are usually surrogate markers for clinical efficacy that have been defined and accepted by the medical community. These can provide easier and faster ways of learning at an early stage the correct dosing range and frequency. In some cases, they can even be used as definitive clinical trial endpoints. We believe that these factors will drive down the time and costs associated with clinical trials.

Intellectual Property

We license from Washington University the intellectual property that is necessary to conduct our business. In 2001, we initially licensed from Washington University core intellectual property pursuant to a non-exclusive license agreement and, in 2004, we amended this license to make us the exclusive licensee of the two key CTP patents in connection with 11 therapeutic proteins. Pursuant to the prior license agreement, Modigene Delaware issued a total of 221,979 shares of its common stock to Washington University (378,796 shares of our common stock on a post-merger basis). In February 2007, we entered into a new license agreement, which we refer to as the License Agreement, with Washington University that superseded the prior license agreement. Pursuant to the new License Agreement, Washington University granted us the exclusive license to three CTP patents and expanded the field of use to all natural and non-natural therapeutic proteins and peptides (other than LH, FSH, TSH and hCG). Under the License Agreement, we have the right to sub-license the licensed patents. The License Agreement terminates in 2018 when the last of the patents licensed to us under the License Agreement expires, unless terminated earlier. Under the License Agreement, we were required to pay an initial fee of $100,000 in installments over the 18 months following the effective date of the License Agreement. In addition, we are required to pay annual license maintenance fees of $30,000 (payable semi annually until the first commercial sale); royalty fees of 1.5% to 5% from net revenues (with certain required minimum royalties after the first commercial sale of $10,000, $20,000 and $40,000 for the first, second, and third year and beyond, respectively), and sub-licensing fees of 7.5% to 20% on sub-licensing payments. Pursuant to the License Agreement, we will also be responsible for milestone payments of $15,000 for each molecule at investigational new drug application (IND) filing, $30,000 at the initiation of a Phase IIb clinical trial and $40,000 at the initiation of a Phase III clinical trial.

Pursuant to our License Agreement with Washington University, we have obtained an exclusive license to the key CTP patents that have been issued by the U.S. Patent and Trademark Office – U.S. #5,712,122, U.S. #5,759,818 and U.S. #6,225,449. We believe these patents provide broad and comprehensive coverage of the CTP technology, and we intend to aggressively enforce our intellectual property rights if necessary. In addition, unrelated to the patents from Washington University, we own and have filed, and will likely continue to file, patent applications covering specific CTP-modified molecules and CTP innovations, such as configurations, compositions and methods. Seven of these patents, covering GH (#7,553,940, #8,097,435 and #8,114,836), EPO (#7,553,941 and #8,110,376), interferons (#8,048,848), and CTP cytokine (#8,048,849) have been issued by the U.S. Patent Office in 2009, 2011 and 2012.

Properties

Our executive offices and our research and development laboratory are located at 7 Golda Meir Street, Weizmann Science Park, Nes-Ziona, Israel 74140 and our phone number is (866) 644-7811. The facility is approximately 9,700 square feet. We make lease payments of $17,000 per month, payable quarterly, for this space. This lease will expire on March 31, 2013.

Corporate History and Information

We were originally incorporated under the laws of the State of Nevada in August 2003 as LDG, Inc., referred to as LDG, which was engaged in the graphics design, marketing and advertising business. On February 26, 2007, LDG changed its name to Modigene Inc., and on May 9, 2007, its wholly owned subsidiary Modigene Acquisition Corp. merged with and into Modigene Delaware. Modigene Delaware survived the merger, following which the original business of LDG was abandoned in its entirety, and we have operated the business of Modigene Delaware and its wholly owned subsidiary Prolor Biotech Ltd., referred to as Prolor Ltd. (formerly named “ModigeneTech Ltd.”).

On June 10, 2009, we changed our name from Modigene Inc. to PROLOR Biotech, Inc., and on June 12, 2009 the trading symbol for our common stock on the OTCBB changed from MODG to PBTH. On March 29, 2010 we listed for trading on the NYSE Amex under the trading symbol PBTH, and on May 27, 2010 we listed for trading on the Tel-Aviv Stock Exchange.

The Offering

Common stock offered by us
shares
Common stock to be outstanding immediately after the offering shares
Over-allotment option
We have granted the underwriters an option to purchase up to additional shares of our common stock to cover over-allotments, if any. This option is exercisable, in whole or in part, for a period of 30 days immediately following the date of this prospectus supplement.
Use of proceeds
We intend to use the net proceeds from this offering for general corporate purposes, which may include research and development expenses, including expenses related to clinical trials, capital expenditures, working capital, and general and administrative expenses. See “Use of Proceeds” on page S-11 of this prospectus supplement.
NYSE Amex symbol
Our common stock is listed on the NYSE Amex under the symbol “PBTH”.
Risk factors
Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement.
Insider participation
As part of this offering, Frost Gamma Investments Trust, an entity affiliated with Dr. Phillip Frost, our Chairman of the Board and principal stockholder, has indicated an interest in purchasing shares of our common stock in this offering at the public offering price. Because this indication of interest is not a binding agreement or commitment to purchase, this entity may elect not to purchase any shares in this offering, or the underwriters may elect not to sell any shares in this offering to this entity. Each of Dr. Jane H. Hsiao, one of our directors, and Steven D. Rubin, one of our directors and a member of the pricing committee of the board authorized to approve certain terms of this offering, including the price per share for shares sold in this offering, is a member of The Frost Group, LLC, an entity affiliated with Dr. Frost, and serves as an officer and/or director of certain entities affiliated with Dr. Frost.

Outstanding Shares

The number of shares of our common stock that will be outstanding after this offering is based on 54,809,960 shares outstanding as of March 31, 2012 and excludes as of that date:

■	5,494,372 shares of common stock issuable upon the exercise of outstanding stock options under our equity incentive plans, which have a weighted-average exercise price of $2.22 per share;
■	1,730,560 shares of common stock issuable upon the exercise of outstanding warrants, which have a weighted-average exercise price of $2.10 per share; and
■	1,413,181 shares of common stock available for future grants under our equity incentive plans.

Except as otherwise indicated, all information in the prospectus supplement assumes no exercise by the underwriters of their over-allotment option.

Risk Factors

Investing in our common stock involves a high degree of risk. Our business, prospects, financial condition or operating results could be materially adversely affected by the risks identified below, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. In assessing the risks described below, you should also refer to the information contained in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2011 and other documents which are incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, and other documents that we file from time to time with the SEC.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our product candidates and cause the price of our common stock to decline.

If you purchase the common stock sold in this offering, you will experience immediate and substantial dilution in your investment. You will experience further dilution if we issue additional equity securities in future fundraising transactions.

Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution with respect to the net tangible book value of the common stock you purchase in this offering. Based on the public offering price of $        per share and our net tangible book value as of March 31, 2012, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $        per share with respect to the net tangible book value of the common stock. See the section entitled “Dilution” for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

Stockholders may experience dilution of ownership interests because of the future issuance of additional shares of our common stock and our preferred stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 310,000,000 shares of capital stock consisting of 300,000,000 shares of common stock and 10,000,000 shares of preferred stock with preferences and rights to be determined by our Board of Directors. As of March 31, 2012, there were 54,809,960 shares of our common stock outstanding and a total of 7,224,932 shares subject to outstanding options and warrants. On July 23, 2009, we issued 1,000,000 shares of our Series B preferred stock, all of which has been converted into common stock at a rate of two shares of common stock for each share of Series B preferred stock. Under the purchase agreement pursuant to which we issued the Series B preferred stock, we may, at our election, cause the investors party thereto to purchase from us up to an additional 4,000,000 shares of Series B preferred stock, which, if issued, would be initially convertible into 8,000,000 shares of our common stock. We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock may create downward pressure on the trading price of the common stock and cause investors in this offering to experience further dilution. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with any capital raising efforts, including at a price (or exercise prices) below the price at which shares of our common stock are then traded on the NYSE Amex.

We license our core technology from Washington University, and we could lose our rights to this license if a dispute with Washington University arises or if we fail to comply with the financial and other terms of the license.

We license our core intellectual property from Washington University. We initially entered into a non-exclusive license agreement with Washington University in 2001 and, in 2004, we amended the license to extend the CTP technology to eleven therapeutic proteins and make it exclusive. In February 2007, we entered into the revised and expanded License Agreement with Washington University, pursuant to which we and Washington University expanded the exclusive license, adding additional patents and expanding the applicability of licensed CTP technology to all proteins and peptides having a native or non-native amino acid sequence, excluding Follicle Stimulating Hormone (FSH), Luteinizing Hormone (LH), Thyroid Stimulating Hormone (TSH) and Chorionic Gonadotropin (hCG). The License Agreement imposes certain payment, reporting, confidentiality and other obligations on us. In the event that we were to breach any of the obligations and fail to cure, Washington University would have the right to terminate the License Agreement upon 90 days’ notice. In addition, Washington University has the right to terminate the License Agreement upon our bankruptcy or receivership. If any dispute arises with respect to our arrangement with Washington University, such dispute may disrupt our operations and would likely have a material and adverse impact on us if resolved in a manner that is unfavorable to our Company. Most of our current product candidates are partly based on the intellectual property licensed under the License Agreement, and if the License Agreement were terminated, it would have a material adverse effect on our business, prospects and results of operations.

Forward-Looking Statements

This prospectus supplement, the accompanying prospectus, the documents we have filed with the SEC that are incorporated herein by reference and any free writing prospectus prepared by or on behalf of us or to which we have referred you contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our current expectations, assumptions, estimates and projections about our business and our industry, and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievement to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

■	our limited operating history;
■	our lack of any commercialized products or technologies;
■	our product candidates are at an early stage of product development and may never be commercialized;
■	that we may be unable to develop product candidates that will achieve commercial success in a timely and cost-effective manner, or ever;
■	our need to raise additional capital to meet our business requirements in the future, and such capital raising may be costly or difficult to obtain and could dilute current stockholders’ ownership interests;
■	if we fail to obtain necessary funds for our operations, we will be unable to maintain and improve our patented technology, and we will be unable to develop and commercialize our products and technologies;
■	our dependence on key members of our management and advisory team;
■	our potential inability to enforce employees’ covenants not to compete and therefore may be unable to prevent our competitors from benefiting from the expertise of some of our former employees;
■	our current lack of sales, marketing or distribution capabilities;
■	potential product liability claims if our product candidates cause harm to patients;
■	our product candidates will remain subject to ongoing regulatory requirements even if they receive marketing approval, and if we fail to comply with these requirements, we could lose these approvals, and the sales of any approved commercial products could be suspended;
■	clinical trials are very expensive, time-consuming and difficult to design and implement and, as a result, we may suffer delays or suspensions in future trials which would have a material adverse effect on our ability to generate revenues;
■	the manufacture of our product candidates is an exacting and complex process, and if we or one of our materials suppliers encounters problems manufacturing its products, our business could suffer;
■	our reliance on third parties to implement our manufacturing and supply strategies;
■	our inability to successfully integrate any acquisitions of technologies or products;
■	our inability to successfully grow and expand our business;
■	our inability to obtain adequate insurance;

■	our holding company structure and our dependence on cash flow from our wholly-owned subsidiaries to meet our obligations;
■	our inability to maintain an effective system of internal controls;
■	the impact of potential political, economic and military instability in the State of Israel, where key members of our senior management and our research and development facilities are located;
■	recent disruptions in the financial markets and global economic conditions;
■	our dependence on our license of core technology from Washington University;
■	our failure to obtain or maintain or protect our patents, licensing agreements and other intellectual property;
■	the cost of potential litigation required to protect our intellectual property or to defend against claims alleging that we have violated the intellectual property rights of others;
■	our inability to enforce confidentiality agreements, which could result in third parties using our intellectual property to compete against us;
■	uncertainty regarding international patent protection;
■	our inability to protect intellectual property rights of the third parties from whom we license certain of our intellectual property or with whom we have entered into other strategic relationships;
■	our inability to obtain required regulatory approvals in the United States to market our proposed product candidates;
■	the impact of government regulations and delays associated with obtaining required regulatory approvals in the United States necessary to market our proposed product candidates;
■	the impact of competition and continuous technological change;
■	the impact of healthcare reform, which could adversely impact how much or under what circumstances healthcare providers will prescribe or administer our products;
■	compliance with federal anti-kickback laws and regulations;
■	the volatility of our common stock;
■	that we do not anticipate paying dividends on our common stock;
■	a lack of security analyst coverage of our company;
■	potential dilution of your ownership interest because of future issuances of additional shares of our common stock and our preferred stock;
■	that our principal stockholders have significant voting power and may take actions that may not be in the best interest of other stockholders;
■	sales by stockholders who had previously been subject to restrictions on the sale of their shares and who may now sell those shares into the public market;
■	the other factors referenced in this prospectus supplement, including, without limitation, under “Risk Factors;” and
■	other risks detailed from time to time in the reports filed by us with the SEC.

In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions intended to identify forward-looking statements. While we believe that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. We discuss many of these risks, uncertainties and other factors in greater detail under the sections captioned “Risk Factors” contained in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2011, as amended. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should read carefully both this prospectus supplement and the accompanying prospectus, together with the information incorporated herein and therein by reference as described under the heading “Incorporation of Certain Information by Reference” in this prospectus supplement, completely and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify all of our forward-looking statements by these cautionary statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Use of Proceeds

We estimate that the net proceeds from the sale of the        shares of common stock that we are offering will be approximately $       million, or approximately $       million if the underwriters exercise in full their option to purchase up to        additional shares of common stock, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes, which may include research and development expenses, including expenses related to clinical trials, capital expenditures, working capital, and general and administrative expenses. We may also use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies. Although we currently have no specific agreements, commitments or understandings with respect to any acquisition or investment, we evaluate acquisition and investment opportunities and engage in related discussions with other companies from time to time.

The amounts and timing of these expenditures will depend on a number of factors, such as the timing and progress of our research and development efforts, the timing and progress of any partnering efforts, technological advances and the competitive environment for our product candidates. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the application of these proceeds. Pending application of the net proceeds as described above, we intend to invest the proceeds in short term, interest-bearing instruments.

Dividend Policy

To date, we have paid no cash dividends to our stockholders, and we do not intend to pay cash dividends in the foreseeable future.

Dilution

Our net tangible book value as of March 31, 2012 was approximately $8.4 million, or $0.15 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of March 31, 2012. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this public offering and the net tangible book value per share of our common stock immediately after this public offering.

After giving effect to the sale of        shares of our common stock in this offering at the public offering price of $       per share and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2012 would have been approximately $       million, or $       per share. This represents an immediate increase in net tangible book value of $       per share to existing stockholders and immediate dilution in net tangible book value of $       per share to investors purchasing our common stock in this offering at the public offering price.

The following table illustrates this dilution on a per share basis:

Public offering price per share		$
Net tangible book value per share as of March 31, 2012	$0.15
Increase in net tangible book value per share attributable to new investors purchasing our common stock in this offering
As adjusted net tangible book value per share on March 31, 2012, after giving effect to this offering
Dilution per share to new investors purchasing our common stock in this offering		$

If the underwriters exercise in full their option to purchase up to        additional shares of common stock at the public offering price of $       per share, the as adjusted net tangible book value as of March 31, 2012 after this offering would have been $       per share, representing an increase in net tangible book value of $       per share to existing stockholders and immediate dilution in net tangible book value of $       per share to investors purchasing our common stock in this offering at the public offering price.

The discussion and table above are based on 54,809,960 shares outstanding as of March 31, 2012 and excludes as of that date:

■	5,494,372 shares of common stock issuable upon the exercise of outstanding stock options under our equity incentive plans, which have a weighted-average exercise price of $2.22 per share;
■	1,730,560 shares of common stock issuable upon the exercise of outstanding warrants, which have a weighted-average exercise price of $2.10 per share; and
■	1,413,181 shares of common stock available for future grants under our equity incentive plans.

To the extent that outstanding options or warrants outstanding as of March 31, 2012 have been or may be exercised or other shares issued, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

Underwriting

Subject to the terms and conditions set forth in the underwriting agreement dated on or about May   , 2012, between us and the underwriters named below, we have agreed to sell to the underwriters and the underwriters have severally agreed to purchase from us the number of shares of common stock indicated in the table below:

Underwriters	Number of Shares of Common Stock
Jefferies & Company, Inc.
Ladenburg Thalmann & Co. Inc.
Oppenheimer & Co. Inc.
Total

Jefferies & Company, Inc. is acting as sole book-running manager of this offering and as representative of the underwriters named above.

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of common stock if any of them are purchased, except as described below under “Option to Purchase Additional Shares.” If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that they currently intend to make a market in the common stock. However, the underwriters are not obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the common stock.

The underwriters are offering the shares of common stock subject to their acceptance of the shares of common stock from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commission and Expenses

The underwriters have advised us that they propose to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $    per share of common stock. After the offering, the public offering price and concession to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Per Share		Total
	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price	$	$	$	$
Underwriting discounts and commissions paid by us	$	$	$	$
Proceeds to us, before expenses	$	$	$	$

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $       . The underwriters have agreed to reimburse us for certain of these expenses.

Listing

Our shares of common stock are listed on the NYSE Amex under the trading symbol “PBTH”.

Option to Purchase Additional Shares

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an aggregate of        additional shares of common stock at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares of common stock proportionate to that underwriter’s initial purchase commitment as indicated in the table above. This option may be exercised only if the underwriters sell more shares of common stock than the total number set forth on the cover page of this prospectus supplement.

No Sales of Similar Securities

We and each of our executive officers and directors have agreed, subject to specified exceptions, not to directly or indirectly:

■	sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Exchange Act, or
■	otherwise dispose of any common stock, options or warrants to acquire common stock, or securities exchangeable or exercisable for or convertible into common stock currently or hereafter owned either of record or beneficially, or
■	publicly announce an intention to do any of the foregoing for a period of 90 days after the date of this prospectus supplement without the prior written consent of Jefferies & Company, Inc.

These restrictions terminate after the close of trading of the common stock on and including the 90th day after the date of this prospectus supplement. However, subject to certain exceptions, in the event that either:

■	during the last 17 days of the 90-day restricted period, we issue an earnings release or material news or a material event relating to us occurs, or
■	prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day restricted period,

then in either case the expiration of the 90-day restricted period will be extended until the expiration of the 18-day period beginning on the date of the issuance of an earnings release or the occurrence of the material news or event, as applicable, unless Jefferies & Company, Inc. waives, in writing, such an extension.

Jefferies & Company, Inc. may, in its sole discretion and at any time or from time to time before the termination of the 90-day period, without public notice, release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our stockholders who will execute a lock-up agreement providing consent to the sale of shares prior to the expiration of the lock-up period.

Stabilization

The underwriters have advised us that, pursuant to Regulation M under the Exchange Act, certain persons participating in the offering may engage in transactions, including overallotment, stabilizing bids, syndicate covering transactions or the imposition of penalty bids, which may have the effect of stabilizing or maintaining the market price of our common stock at a level above that which might otherwise prevail in the open market. Overallotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our common stock in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares of common stock available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our common stock on the NYSE Amex in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

This prospectus supplement and the accompanying prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of our common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus supplement or the accompanying prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Affiliations

The underwriters and certain of their affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve our securities and/or instruments. The underwriters and certain of their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Relationship of Issuer to Ladenburg Thalmann & Co. Inc.

Dr. Phillip Frost, our Chairman of the Board and principal shareholder, is the Chairman of the Board of Directors and the principal shareholder of Ladenburg Thalmann Financial Services Inc., of which Ladenburg Thalmann & Co. Inc., referred to as Ladenburg, is a wholly owned subsidiary. The Audit Committee of the Board of Directors of Prolor approved the engagement of Ladenburg Thalmann & Co. Inc. as an underwriter in respect of this offering. Dr. Frost has not received, nor will he receive, any direct or indirect benefit due to Ladenburg’s participation in this offering.

Notice to Investors

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (as defined below) (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, an offer of our common stock to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to our common stock which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive if they have been implemented in the Relevant Member State:

a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than € 43,000,000 and (3) an annual net turnover of more than € 50,000,000, as shown in its last annual or consolidated accounts;

c) to fewer than 100 natural or legal persons per Relevant Member State (other than qualified investors as defined in the Prospectus Directive); or

d) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of our common stock to the public” in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our common stock to be offered so as to enable an investor to decide to purchase or subscribe for our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Shares of our common stock may not be offered or sold and will not be offered or sold to any persons in the United Kingdom other than to persons whose ordinary activities involve them acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or otherwise in circumstances which have not resulted or will not result in an offer to the public in the United Kingdom within the meaning of the Financial Services and Markets Act 2000, or the FSMA.

In addition, any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of shares of our common stock may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us. Without limitation to the other restrictions referred to herein, this prospectus supplement and the accompanying prospectus are directed only at (1) persons outside the United Kingdom or (2) persons who:

a) are qualified investors as defined in section 86(7) of FSMA, being persons falling within the meaning of article 2.1(e)(i), (ii) or (iii) of the Prospectus Directive; and

b) are either persons who fall within article 19(1) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or Order, or are persons who fall within article 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Order; or

c) to whom it may otherwise lawfully be communicated in circumstances in which Section 21(1) of the FSMA does not apply.

Without limitation to the other restrictions referred to herein, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is available only to, and will be engaged in only with, such persons, and persons within the United Kingdom who receive this communication (other than persons who fall within (2) above) should not rely or act upon this communication.

Italy

This prospectus supplement and the accompanying prospectus have not been and will not be filed with or cleared by the Italian securities exchange commission (Commissione Nazionale per le societa e la Borsa, or the CONSOB) pursuant to Legislative Decree No. 58 of 24 February 1998 (as amended, the Finance Law) and to CONSOB Regulation No. 11971 of 14 May 1999 (as amended, the Issuers Regulation). Accordingly, copies of this prospectus supplement and the accompanying prospectus or any other document relating to our common stock may not be distributed, made available or advertised in Italy, nor may our common stock be offered, purchased, sold, promoted, advertised or delivered, directly or indirectly, to the public other than (i) to Professional Investors (such being the persons and entities as defined pursuant to article 31(2) of CONSOB Regulation No. 11522 of 1 July 1998, as amended, the Intermediaries Regulation) pursuant to article 100 of the Finance Law; (ii) to prospective investors where the offer of our common stock relies on the exemption from the investment solicitation rules pursuant to, and in compliance with, the conditions set out by article 100 of the Finance Law and article 33 of the Issuers Regulation, or by any applicable exemption; provided that any such offer, sale, promotion, advertising or delivery of our common stock or distribution of this prospectus supplement and the accompanying prospectus, or any part thereof, or of any other document or material relating to our common stock in Italy is made: (a) by investment firms, banks or financial intermediaries authorized to carry out such activities in the Republic of Italy in accordance with the Finance Law, the Issuers Regulation, Legislative Decree No. 385 of 1 September 1993, as amended, the Intermediaries Regulation, and any other applicable laws and regulations; and (b) in compliance with any applicable notification requirement or duty which may, from time to time, be imposed by CONSOB, Bank of Italy or by any other competent authority.

Germany

Any offer or solicitation of securities within Germany must be in full compliance with the German Securities Prospectus Act (Wertpapierprospektgesetz, or the WpPG). The offer and solicitation of securities to the public in Germany requires the publication of a prospectus that has to be filed with and approved by the German Federal Financial Services Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht, or the BaFin). This prospectus supplement and the accompanying prospectus have not been and will not be submitted for filing and approval to the BaFin and, consequently, will not be published. Therefore, this prospectus supplement and the accompanying prospectus do not constitute a public offer under the WpPG. This prospectus supplement, the accompanying prospectus and any other document relating to our common stock, as well as any information contained therein, must therefore not be supplied to the public in Germany or used in connection with any offer for subscription of our common stock to the public in Germany, any public marketing of our common stock or any public solicitation for offers to subscribe for or otherwise acquire our common stock. This prospectus supplement, the accompanying prospectus and other offering materials relating to the offer of our common stock are strictly confidential and may not be distributed to any person or entity other than the designated recipients hereof.

France

This prospectus supplement and the accompanying prospectus have not been prepared in the context of a public offering of financial securities in France within the meaning of Article L.411-1 of the French Code Monétaire et Financier and Title I of Book II of the Règlement Général of the Autorité des marchés financiers, or the AMF, and therefore has not been and will not be filed with the AMF for prior approval or submitted for clearance to the AMF. Consequently, the shares of our common stock may not be, directly or indirectly, offered or sold to the public in France and offers and sales of the shares of our common stock may only be made in France to qualified investors (investisseurs qualifiés) acting for their own, as defined in and in accordance with Articles L.411-2 and D.411-1 to D.411-4, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code Monétaire et Financier. None of this prospectus supplement, the accompanying prospectus or any other offering material may be released, issued or distributed to the public in France or used in connection with any offer for subscription on sale of the shares of our common stock to the public in France. The subsequent direct or indirect retransfer of the shares of our common stock to the public in France may only be made in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code Monétaire et Financier.

Sweden

This is not a prospectus under, and has not been prepared in accordance with the prospectus requirements provided for in, the Swedish Financial Instruments Trading Act (lagen (1991:980) om handel med finasiella instrument) nor any other Swedish enactment. Neither the Swedish Financial Supervisory Authority nor any other Swedish public body has examined, approved, or registered this document.

Switzerland

The shares of our common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares of our common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Issuer, the shares of our common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares of our common stock will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA and the offer of shares of our common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares of our common stock.

Hong Kong

No shares of our common stock have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32) of Hong Kong. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Singapore

This prospectus supplement has not been and will not be lodged or registered with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or the invitation for subscription or purchase of the securities may not be issued, circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person as defined under Section 275(2), or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

a) a corporation (which is not an accredited investor as defined under Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Offer Shares under Section 275 of the SFA except:

i) to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA;

ii) where no consideration is given for the transfer; or

iii) where the transfer is by operation of law.

Legal Matters

Certain legal matters with respect to the validity of the securities offered under this prospectus supplement will be passed upon for us by Greenberg Traurig, P.A., Miami, Florida. Cooley LLP, Palo Alto, CA will pass upon certain legal matters relating to this offering for the underwriters.

Experts

Yarel + Partners, an independent registered public accounting firm, has audited our consolidated financial statements as of and for the year ended December 31, 2011, and the effectiveness of our internal control over financial reporting as of December 31, 2011, as set forth in their reports, which are included in our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on March 15, 2012, as amended March 23, 2012, and incorporated by reference in this prospectus supplement and elsewhere in the related registration statement. These financial statements are incorporated by reference in reliance on such reports, given on their authority as experts in accounting and auditing.

Where You Can Find More Information

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” information from other documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information contained in this prospectus supplement and the accompanying prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus supplement and the accompanying prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 and exhibits filed on such form that are related to such items) we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the prospectus supplement and before the sale of all the securities covered by this prospectus supplement:

■	our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 15, 2012, as amended by our Annual Report on Form 10-K/A for the year ended December 31, 2011, filed with the SEC on March 23, 2012;
■	our Definitive Proxy Statement on Schedule 14A in respect of our 2012 Annual Meeting of Stockholders, filed with the SEC on April 24, 2012;
■	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed with the SEC on May 4, 2012;
■	our Current Reports on Form 8-K filed with the SEC on April 20, 2012 and May 10, 2012 (not including any information furnished under Item 7.01 or 9.01 thereof; and
■	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on March 26, 2010, including any amendment or report filed for the purpose of updating that description.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

PROLOR Biotech, Inc.
Attn: Investor Relations
7 Golda Meir Street
Weizmann Science Park
Nes-Ziona, Israel 74140
(866) 644-7811

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Our website address is www.prolor-biotech.com. Our Annual Reports on Form IO-K, Quarterly Reports on Form lO-Q, Current Reports on Form 8-K and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Exchange Act are available through a link on our website to the SEC's EDGAR database. Copies of such filings will be made available, free of charge, upon request. The information contained on, or that can be accessed through, our website is not a part of this prospectus. Investors should not rely on any such information in deciding whether to purchase our common stock. We have included our website address in this prospectus solely as an inactive textual reference.

PROSPECTUS

$75,000,000

PROLOR Biotech, Inc.

Common Stock

We may from time to time sell our common stock described in this prospectus in one or more offerings. The aggregate initial offering price of all shares of common stock sold under this prospectus will not exceed $75,000,000.

This prospectus provides a general description of our common stock, which we may offer and sell in amounts, at prices and on terms to be determined at the time of sale and set forth in a supplement to this prospectus. Each time we sell our common stock described in this prospectus, we will provide specific terms of the common stock offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our common stock. This prospectus may not be used to consummate a sale of common stock unless accompanied by an applicable prospectus supplement.

We may sell our common stock directly to our stockholders or to purchasers through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of our common stock, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts. Our net proceeds from the sale of common stock will also be set forth in the applicable prospectus supplement.

Our common stock is traded on the NYSE Amex under the symbol “PBTH.”

See “RISK FACTORS” beginning on page 6 for information you should consider before buying our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 26, 2012

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC. Under this shelf registration statement, we may offer up to an aggregate of $75,000,000 of our common stock in one or more offerings. This prospectus provides you with a general description of the common stock we may offer. Each time we use this prospectus to offer common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, process and terms of the common stock offered. The prospectus supplement may also add, update or change the information contained in this prospectus. You should read carefully both this prospectus, any prospectus supplement and any free writing prospectus related to the applicable offering that is prepared by us or on our behalf or that is otherwise authorized by us, together with additional information described under the heading “Where You Can Find More Information” located on page 10.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus related to the applicable offering of common stock that is prepared by us or on our behalf or that is otherwise authorized by us. We have not authorized any other person to provide you with different information. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus that is prepared by us or on our behalf or that is otherwise authorized by us. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of this prospectus and such accompanying prospectus supplement or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement are delivered, or securities sold, on a later date.

References in this prospectus to the “Registrant,” “PROLOR,” “we,” “us” and “our” refer to PROLOR Biotech, Inc., a Nevada corporation, and its subsidiaries, unless the context requires otherwise.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on our current expectations, assumptions and estimates about us and our industry. These forward-looking statements involve risks and uncertainties. Words such as “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “will,” “may” and other similar expressions identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. All statements other than statements of historical facts, including, among others, statements regarding our future financial position, business strategy, projected levels of growth, projected costs and projected financing needs, are forward-looking statements. These forward-looking statements are based on our current expectations, are not guarantees of future performance, are subject to a number of risks, uncertainties, assumptions and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those anticipated in such forward-looking statements. Important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, the following:

•	our limited operating history;
•	our lack of any commercialized products or technologies;
•	our product candidates are at an early stage of product development and may never be commercialized;
•	that we may be unable to develop product candidates that will achieve commercial success in a timely and cost-effective manner, or ever;
•	our need to raise additional capital to meet our business requirements in the future, and such capital raising may be costly or difficult to obtain and could dilute current stockholders’ ownership interests;
•	if we fail to obtain necessary funds for our operations, we will be unable to maintain and improve our patented technology, and we will be unable to develop and commercialize our products and technologies;
•	our dependence on key members of our management and advisory team;
•	our potential inability to enforce employees’ covenants not to compete and therefore may be unable to prevent our competitors from benefiting from the expertise of some of our former employees;
•	our current lack of sales, marketing or distribution capabilities;
•	potential product liability claims if our product candidates cause harm to patients;
•	our product candidates will remain subject to ongoing regulatory requirements even if they receive marketing approval, and if we fail to comply with these requirements, we could lose these approvals, and the sales of any approved commercial products could be suspended;
•	clinical trials are very expensive, time-consuming and difficult to design and implement and, as a result, we may suffer delays or suspensions in future trials which would have a material adverse effect on our ability to generate revenues;
•	the manufacture of our product candidates is an exacting and complex process, and if we or one of our materials suppliers encounters problems manufacturing its products, our business could suffer;
•	our reliance on third parties to implement our manufacturing and supply strategies;
•	our inability to successfully integrate any acquisitions of technologies or products;
•	our inability to successfully grow and expand our business;
•	our inability to obtain adequate insurance;
•	our holding company structure and our dependence on cash flow from our wholly-owned subsidiaries to meet our obligations;
•	our inability to maintain an effective system of internal controls;

•	the impact of potential political, economic and military instability in the State of Israel, where key members of our senior management and our research and development facilities are located;
•	recent disruptions in the financial markets and global economic conditions;
•	our dependence on our license of core technology from Washington University;
•	our failure to obtain or maintain or protect our patents, licensing agreements and other intellectual property;
•	the cost of potential litigation required to protect our intellectual property or to defend against claims alleging that we have violated the intellectual property rights of others;
•	our inability to enforce confidentiality agreements, which could result in third parties using our intellectual property to compete against us;
•	uncertainty regarding international patent protection;
•	our inability to protect intellectual property rights of the third parties from whom we license certain of our intellectual property or with whom we have entered into other strategic relationships;
•	our inability to obtain required regulatory approvals in the United States to market our proposed product candidates;
•	the impact of government regulations and delays associated with obtaining required regulatory approvals in the United States necessary to market our proposed product candidates;
•	the impact of competition and continuous technological change;
•	the impact of healthcare reform, which could adversely impact how much or under what circumstances healthcare providers will prescribe or administer our products;
•	compliance with federal anti-kickback laws and regulations;
•	the volatility of our common stock;
•	that we do not anticipate paying dividends on our common stock;
•	a lack of security analyst coverage of our company;
•	potential dilution of your ownership interest because of future issuances of additional shares of our common stock and our preferred stock;
•	that our principal stockholders have significant voting power and may take actions that may not be in the best interest of other stockholders;
•	sales by stockholders who had previously been subject to restrictions on the sale of their shares and who may now sell those shares into the public market;
•	the other factors referenced in this prospectus, including, without limitation, under “Risk Factors;” and
•	other risks detailed from time to time in the reports filed by us with the SEC.

We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. If any of the foregoing risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ materially from the results that we express or imply by any of our forward-looking statements. The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. Except as required by applicable laws, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan and assume no obligation to publicly update or revise any forward-looking statements contained herein after the date of this prospectus, whether as a result of any new information, future events or otherwise.

SUMMARY

This summary highlights selected information and does not contain all the information that is important to you. You should carefully read this prospectus, any applicable prospectus supplement and the documents to which we have referred in “Information Incorporated by Reference” on page 12 of this prospectus for information about us and our financial statements.

Our Company

We are a development stage biopharmaceutical company utilizing patented technology to develop longer-acting, proprietary versions of already-approved therapeutic proteins that currently generate billions of dollars in annual global sales. We have obtained certain exclusive worldwide rights from Washington University in St. Louis, Missouri to use a short, naturally-occurring amino acid sequence (peptide) that has the effect of slowing the removal from the body of the therapeutic protein to which it is attached. This Carboxyl Terminal Peptide (CTP) can be readily attached to a wide array of existing therapeutic proteins, stabilizing the therapeutic protein in the bloodstream and extending its life span without additional toxicity or loss of desired biological activity. We are using the CTP technology to develop new, proprietary versions of certain existing therapeutic proteins that have longer life spans than therapeutic proteins without CTP. We believe that our products will have greatly improved therapeutic profiles and distinct market advantages.

We believe our products in development will provide several key advantages over our competitor’s existing products:

•	significant reduction in the number of injections required to achieve the same or superior therapeutic effect from the same dosage;
•	extended patent protection for proprietary new formulations of existing therapies;
•	faster commercialization with greater chance of success and lower costs than those typically associated with a new therapeutic protein; and
•	manufacturing using industry-standard biotechnology-based protein production processes.

Merck & Co. has developed the first novel protein containing CTP, named ELONVA®, a long-acting CTP-modified version of the fertility drug follicle stimulating hormone (FSH). On January 28, 2010, Merck received marketing authorization from the European Commission for ELONVA® with unified labeling valid in all European Union Member States. Merck licensed the CTP technology directly from Washington University (prior to the formation of Modigene Delaware) for application only to Follicle Stimulating Hormone (FSH) and three other hormones, human Chorionic Gonadotropin (hCG), Luteinizing Hormone (LH) and Thyroid-Stimulating Hormone (TSH).

Our internal product development program is currently focused on extending the life span of the following biopharmaceuticals, in an effort to provide patients with improved therapies that may enhance their quality of life:

•	Human Growth Hormone (hGH)
•	Factor IX
•	Anti-Obesity Peptide Oxyntomodulin
•	Factor VIIa
•	Interferon β and Erythropoietin (EPO)
•	Atherosclerosis and rheumatoid arthritis long-acting therapies

We believe that the CTP technology will be broadly applicable to these as well as other best-selling therapeutic proteins in the market and will be attractive to potential partners because it will allow them to extend proprietary rights for therapeutic proteins with near-term patent expirations.

Certain Information About Us In This Prospectus

We were incorporated under the laws of the State of Nevada in August 2003. Our principal executive officers are located at 7 Golda Meir Street, Weizmann Science Park, Nes-Ziona, Israel 74140, and our telephone number is (866) 644-7811.

RISK FACTORS

Investing in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2011, which is incorporated by reference in this prospectus, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement or free writing prospectus and in the other documents incorporated by reference in this prospectus. See the section entitled “Where You Can Find More Information” in this prospectus. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our company. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations.

USE OF PROCEEDS

Unless we specify otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the common stock offered hereby for general corporate purposes, which may include:

•	acquisitions of assets and businesses;
•	repayment of indebtedness outstanding at that time; and
•	general working capital.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related supplement to this prospectus.

DESCRIPTION OF COMMON STOCK

General

This prospectus describes the general terms of our common stock, which description is qualified in its entirety by reference to applicable Nevada law and the terms and provisions contained in our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws. When we offer to sell common stock, we will describe the specific terms of such offering in a supplement to this prospectus. Accordingly, for a description of the terms of a particular offering of our common stock, you must refer to both this prospectus and the applicable prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

Under our Amended and Restated Articles of Incorporation, the total number of shares of all classes of stock that we have authority to issue is 310,000,000, consisting of 300,000,000 shares of common stock, par value $0.00001 per share, and 10,000,000 shares of preferred stock, par value $0.00001 per share. As of March 5, 2012, there were 54,750,813 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Each share of common stock entitles the holder thereof to one vote on all matters submitted to a vote of our common stockholders, including the election of directors. Generally, all matters submitted to a vote of our stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of shares of our preferred stock as may from time to time be outstanding. Our Amended and Restated Articles of Incorporation do not provide for cumulative voting in the election of directors. Except as otherwise provided by applicable law, and subject to any voting rights granted to holders of any outstanding series of preferred stock, amendments to our Articles of Incorporation generally must be approved by a majority of the votes entitled to be cast by all outstanding shares of common stock. Subject to any preferential rights to which holders of any series of preferred stock are entitled, holders of common stock are entitled to cash dividends as may be declared from time to time by our Board of Directors from funds legally available therefore. Subject to any preferential rights to which holders of any series of preferred stock are entitled, upon our liquidation, dissolution or winding up, holders of common stock will be entitled to receive, pro rata, all assets available for distribution to such holders.

Transfer Agent and Registrar

American Stock Transfer & Trust Company, LLC has been appointed as the transfer agent and registrar for our common stock.

Listing

Our common stock is listed on the NYSE Amex under the symbol “PBTH.”

Anti-Takeover Effects of Nevada Law and our Charter Documents

Nevada Law

As a corporation incorporated under the laws of the State of Nevada, we are subject to the Nevada Revised Statutes, including Nevada’s “control share” and “business combination” statutes . Among other requirements, Nevada’s control share statute may apply to us if we have 200 or more stockholders of record, at least 100 of who had addresses in Nevada, and Nevada’s “business combination” statute may apply to us if we have 200 or more stockholders of record.

In general, the control share statute, under certain circumstances, prohibits a person from voting shares of a Nevada corporation’s voting stock after such person acquires an ownership percentage of such corporation in excess of certain thresholds, unless such corporation’s disinterested stockholders approve the granting of voting rights to such person’s shares.

In general, the business combination statute prohibits a publicly-held Nevada corporation from engaging in a business combination with an interested stockholder for a period of two years following the date on which the person became an interested stockholder, unless the business combination or the transaction pursuant to which the person became an interested stockholder was approved in a prescribed manner. Generally, a business combination includes a merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with: (i) an interested stockholder having direct or indirect beneficial ownership of 10% or more of outstanding voting stock of a Nevada corporation; or (ii) an affiliate or associate of a Nevada corporation who, at any time within two years before the date in question, was the direct or indirect owner of 10% or more the corporation’s outstanding voting stock. An interested stockholder cannot engage in specified business combinations with the corporation for a period of two years after the date on which the person became an interested stockholder.

Amended and Restated Articles of Incorporation and Bylaws

Our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws contain material provisions that may make the acquisition of control of us more difficult.

Blank Check Preferred Stock.  Our Amended and Restated Articles of Incorporation provide that our Board of Directors may issue up to 10,000,000 shares of preferred stock in one or more series without stockholder approval, and each such series of preferred stock may have such preferences, rights and limitations as the Board of Directors shall determine.

Stockholder Action by Written Consent.  Our Amended and Restated Bylaws provide that any action which our stockholders may take at a stockholders’ meeting can be taken by written consent in lieu of a meeting.

Indemnification.  Our Amended and Restated Articles of Incorporation provide that we will indemnify each of our directors and officers to the fullest extent permitted by applicable law. Additionally, our Amended and Restated Bylaws permit us to purchase insurance on behalf of our directors, officers, employees and agents against liabilities that they may incur in those capacities, whether or not we would have the power to indemnify them against such liabilities.

PLAN OF DISTRIBUTION

We may sell the common stock offered hereby from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents and/or (3) directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

An underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with securities laws. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bidders to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the prices of the securities to be higher than they would otherwise be. The underwriters may engage in these activities on any exchange or other market in which the securities may be traded. If commenced, the underwriters may discontinue these activities at any time. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Greenberg Traurig, LLP, Las Vegas, Nevada.

EXPERTS

Our consolidated financial statements included in our Annual Report on Form 10-K/A for the year ended December 31, 2011 are incorporated herein by reference in reliance on the report of Yarel + Partners, an independent registered public accounting firm, given on the authority of such firm as an expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials that we have filed with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information that we file electronically with the SEC and which are available at the SEC’s website at http://www.sec.gov. In addition, we maintain an Internet website at www.prolor-biotech.com. Information contained on our website is not incorporated into or made a part of this prospectus or the registration statement of which this prospectus forms a part.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update, modify and supersede this information. We incorporate by reference the following documents we have filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 15, 2012, as amended by our Annual Report on Form 10-K/A for the year ended December 31, 2011, filed with the SEC on March 23, 2012; and
•	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on March 26, 2010, including any amendment or report filed for the purpose of updating that description.

All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (not including any information furnished under Item 2.02, 7.01 or 9.01 of Form 8-K and any other information that is identified as “furnished” rather than filed, which information is not incorporated by reference herein) before we stop offering the securities under this prospectus (including any such document filed by us prior to the effectiveness of the registration statement of which this prospectus forms a part) shall also be deemed to be incorporated by reference and will automatically update information in this prospectus.

Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any stockholder, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information incorporated by reference into this prospectus. Please direct requests to us at the following address:

PROLOR Biotech, Inc.
Attn: Investor Relations
7 Golda Meir Street
Weizmann Science Park
Nes-Ziona, Israel 74140
(866) 644-7811

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in such filings.

Shares

Common Stock

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Jefferies

Co-Managers

Ladenburg Thalmann & Co. Inc.	Oppenheimer & Co.

May   , 2012